Exhibit 10.1
COVAD COMMUNICATIONS GROUP, INC.
2003 EMPLOYEE STOCK PURCHASE PLAN

COVAD COMMUNICATIONS GROUP, INC.
2003 EMPLOYEE STOCK PURCHASE PLAN

i

COVAD COMMUNICATIONS GROUP, INC.
2003 EMPLOYEE STOCK PURCHASE PLAN
          Covad Communications Group, Inc., a Delaware corporation, hereby adopts the 2003 Covad Communications Group, Inc. Employee Stock Purchase Plan (the “Plan”), effective as of the Effective Date (as defined below), subject to approval of the Plan by the stockholders of the Company (as provided herein).
          The purposes of the Plan are as follows:
          (1) To assist eligible employees of the Company and its Designated Subsidiary Corporations (as defined below) in acquiring stock ownership in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan,” within the meaning of Section 423(b) of the Code (as defined below).
          (2) To help such employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiary Corporations.
     1. Definitions. Whenever any of the following terms is used in the Plan with the first letter or letters capitalized, it shall have the following meaning unless the context clearly indicates to the contrary (such definitions to be equally applicable to both the singular and the plural forms of the terms defined):
          (a) “Account” shall mean the account established for a Participant under the Plan.
          (b) “Agent” shall mean the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.
          (c) “Authorization” shall mean a Participant’s payroll deduction authorization provided by such Participant in accordance with Section 3(b) or, if applicable, Section 25.
          (d) “Board” means the Board of Directors of the Company.
          (e) “Code” means the Internal Revenue Code of 1986, as amended.
          (f) “Committee” means the committee of the Board appointed to administer the Plan pursuant to Section 13.
          (g) “Company” means Covad Communications Group, Inc., a Delaware corporation.
          (h) “Compensation” of an Employee shall mean compensation paid to an Employee by the Company or a Designated Subsidiary Corporation, including salary, wages, and commissions; but excluding overtime, shift premiums, incentive compensation, incentive payments, bonuses, the cost of employee benefits paid by the Company or a Designated Subsidiary Corporation, education or tuition reimbursements, imputed income arising under any Company or Designated Subsidiary Corporation group insurance or benefit program, travel expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or any Designated Subsidiary Corporation under any employee benefit plan, and similar items of compensation.
          (i) “Date of Exercise” of an Option or a portion thereof means the date on which such Option or such portion thereof is exercised, which shall be the last Trading Day occurring during the Offering Period of such Option, in accordance with Sections 4(a) and 5 (except as provided in Section 10 or 12).
          (j) “Date of Grant” of an Option means the date on which such Option is granted, which shall be the first Trading Day of the Offering Period of such Option, in accordance with Section 3(a).
          (k) “Designated Subsidiary Corporation” means any Subsidiary Corporation designated by the Board in accordance with Section 14.
          (l) “Effective Date” means July 1, 2003 (or such later date as the Committee shall designate on which Options may be granted under the Plan in compliance with federal and state securities laws and other applicable laws).
          (m) “Eligible Employee” means an Employee of the Company or any Designated Subsidiary Corporation: (i) whose customary employment is more than 20 hours per week, (ii) whose customary employment is for more than five months in any calendar year, and (iii) who does not, immediately after the Option is granted, own (directly or through attribution) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of Stock or other stock of the Company, a Parent Corporation or a Subsidiary Corporation (as determined under Section 423(b)(3) of the Code). For purposes of paragraph (iii), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and Stock or other stock which an Employee may purchase under outstanding Options or other options shall be treated as Stock or other stock owned by the Employee.
          (n) “Employee” means an individual who renders services to the Company or a Subsidiary Corporation in the status of an “employee,” within the meaning of Section 3401(c) of the Code. During a leave of absence meeting the requirements of Treasury Regulation Section 1.421-7(h)(2), an individual shall be treated as an Employee of the Company or Subsidiary Corporation employing such individual immediately prior to such leave. “Employee” shall not include any director of the Company or a Subsidiary Corporation who does not render services to the Company or a Subsidiary Corporation in the status of an “employee,” within the meaning of Section 3401(c) of the Code. Employee shall not include individuals who are classified by the plan sponsor for payroll and tax withholding purposes as independent contractors or who are classified by the plan sponsor as temporary agency employees and treated as payroll employees of the temporary agency, for such time as they are so classified, regardless of any determination by a court or agency that they are common law employees of the plan sponsor.
          (o) “Enrollment Date” with respect to an Offering Period means the last Trading Day next preceding such Offering Period.

          (p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (q) “Fair Market Value” shall have the meaning set forth in Section 4(b).
          (r) “Offering Period” with respect to an Option granted on or after January 1, 2006, means the six (6) month period during the Plan Term (as defined in Section 16) commencing on (i) any January 1 and ending on the next June 30 to occur thereafter, or (ii) commencing on any July 1 and ending on the next December 31 to occur thereafter. With respect to an Option granted prior to January 1, 2006, this term means the twenty-four (24) month period during the Plan Term commencing on (i) any January 1 and ending on the second December 31 to occur thereafter, or (ii) commencing on any July 1 and ending on the second June 30 to occur thereafter. The first Offering Period under the Plan shall commence on the Effective Date and end on June 30, 2005. All Offering Periods that commenced prior to January 1, 2006, shall terminate on December 31, 2005. The last Offering Period under the Plan shall commence on January 1, 2013 and end on June 30, 2013.
          (s) “Option” means an option to purchase shares of Stock granted under the Plan to an Eligible Employee in accordance with Section 3(a).
          (t) “Option Price” means the option price per share of Stock determined in accordance with Section 4(b).
          (u) “Parent Corporation” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, as determined under Section 424(e) of the Code.
          (v) “Participant” means an Eligible Employee who has elected to participate in the Plan, in accordance with the provisions of Section 3(b).
          (w) “Payday” means the regular and recurring established day for payment of Compensation to an Employee of the Company or any Designated Subsidiary Corporation.
          (x) “Plan” means the Covad Communications Group, Inc. 2003 Employee Stock Purchase Plan.
          (y) “Stock” means the shares of the Company’s Common Stock, $.001 par value.
          (z) “Subsidiary Corporation” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, as determined under Section 424(f) of the Code.
          (aa) “Trading Day” means a day on which the National Stock Exchanges and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading.

2. Stock Subject to the Plan.
          (a) Authorized Shares. Subject to the provisions of subsection (b) and Section 10 (relating to adjustments upon changes in the Stock) and Section 12 (relating to amendments of the Plan), the aggregate number of shares of Stock that may be sold pursuant to Options granted under the Plan shall be 5,000,000 shares of Stock, provided, that, effective as of January 1, 2004, and as of each subsequent January 1 during the Plan Term (as defined in Section 16), the aggregate number of shares of Stock that may be sold pursuant to Options granted under the Plan shall be increased by the least of: (a) 2% of the number of shares of Stock outstanding on the date of such increase, (b) 7,000,000 shares of Stock, and (c) such number of shares of Stock (which may be zero) as the Committee shall designate in writing prior to the date of such increase.
          (b) Aggregate Limit on Shares. Subject to Sections 10 and 12, the aggregate number of shares of Stock that may be sold pursuant to Options granted under the Plan shall not exceed 35,000,000 shares of Stock; provided, however, that, to the extent necessary to comply with Section 260.140.45 of Title 10 of the California Code of Regulations, at no time shall the total number of shares of Stock issuable upon exercise of all outstanding Options and the total number of shares of securities provided for under any stock bonus or similar plan or agreement of the Company exceed 30% of the then outstanding securities of the Company.
          (c) Shares Issued under the Plan. The shares of Stock sold pursuant to Options granted under the Plan may be unissued shares or treasury shares of Stock, or shares reacquired in private transactions or open market purchases. If and to the extent that any right under an Option to purchase reserved shares of Stock shall not be exercised by any Participant for any reason, or if such right to purchase shall terminate as provided herein, shares of Stock that have not been so purchased hereunder shall again become available for the purposes of the Plan, unless the Plan shall have been terminated, but all shares of Stock sold under the Plan, regardless of source, shall be counted against the limitations set forth above.
3. Grant of Options.
          (a) Option Grants. The Company shall grant Options under the Plan to all Eligible Employees until the earlier of: (i) the date on which the number of shares of Stock available under the Plan have been sold, or (ii) the date on which the Plan is suspended or terminates. Each Employee who is an Eligible Employee on the Enrollment Date of an Offering Period, and on the first Trading Day of such Offering Period, shall be granted an Option with respect to such Offering Period on the Date of Grant, and such Eligible Employee shall, to the extent such Eligible Employee elects to participate in the Plan in accordance with Section 3(b), be a Participant. Each Option with respect to an Offering Period shall expire on the last Date of Exercise occurring during that Offering Period with respect to which such Option was granted, unless such Option terminates earlier in accordance with Section 6, 7, 10 or 12 (pursuant to Section 10(b)(i) the last Date of Exercise for any Option that is outstanding on December 1, 2005, shall be the last Trading Day prior to December 31, 2005, and all Offering Periods that are ongoing as of December 1, 2005, shall terminate on December 31, 2005). Subject to Section 5, the number of shares of Stock subject to an Option held by a Participant that may be purchased on any Date of Exercise shall equal the balance then in the Participant’s Account (or portion thereof to be applied to the exercise of such Option), determined as of such Date of Exercise, divided by the Option Price of such Option; provided, however, that, on any Date of Exercise, a Participant may not purchase an aggregate of more than 5,000 shares of Stock under the Option or Options granted to and held by such Participant on such Date of Exercise; and, provided, further, that the number of shares of Stock for which an Option shall become exercisable on any Date of Exercise shall not exceed the number determined in accordance with subsection (c). The Company shall not grant an Option with respect to an Offering Period to any Participant who is not an Eligible Employee on the Enrollment Date of such Offering Period, and the first Trading Day of such Offering Period.
          (b) Election to Participate; Payroll Deduction Authorization.
          (i) An Eligible Employee who is granted an Option shall become a Participant in the Plan only by means of authorizing payroll deductions. Each such Eligible Employee who elects to participate in the Plan with respect to an Offering Period shall, not later than the Enrollment Date of the Offering Period, deliver to the Company a completed written payroll deduction authorization in a form prepared by the Committee; provided, however, that, for the first Offering Period under the Plan, such written payroll authorization shall be delivered or transmitted to the Company no later than July 10, 2003 (or such later date as the Committee shall designate prior to the grant of such Options). An Eligible Employee’s written payroll deduction authorization is referred to herein as the “Authorization.” Each Participant’s Authorization shall give notice of such Participant’s election to participate in the Plan for the Offering Period (and subsequent Offering Periods) and shall designate a whole percentage of such Participant’s Compensation to be withheld by the Company or the Designated Subsidiary Corporation employing such Participant on each Payday during the Offering Period (and subsequent Offering Periods); provided, however, that, for the first Offering Period under the Plan, each Participant’s Authorization shall designate a whole percentage of such Participant’s Compensation to be withheld on the Payday occurring on July 18, 2003 (or the first Payday occurring on or after the Date of Grant of the first Offering Period) and each Payday thereafter. A Participant may designate any whole percentage of Compensation which is not less than one percent (1%) and not more than twenty percent (20%).
          (ii) A Participant’s Compensation payable during an Offering Period shall be withheld each Payday through payroll deduction in an amount equal to the percentage specified in the Authorization, and such amount shall be credited to such Participant’s Account under the Plan. A Participant may increase or decrease the percentage of Compensation designated in the Authorization, subject to the limits of this subsection (b), or may suspend the Authorization, provided, that any such change or suspension must be made no later than five (5) business days before the end of a payroll period for such change or suspension to apply with respect to the Payday for such payroll period.
          (iii) An Eligible Employee who is granted an Option prior to January 1, 2006, and who does not elect to participate in the Plan by delivering to the Company an Authorization not later than the date prescribed in paragraph (i) may subsequently become a Participant in such Offering Period effective as of the first Trading Day following any Date of Exercise during such Offering Period by delivering an Authorization to the Company prior to such Trading Day.
          (iv) Any Authorization shall remain in effect for each subsequent Offering Period, unless the Participant submits a new Authorization pursuant to this subsection (b),

withdraws from the Plan pursuant to Section 6, or terminates employment as provided in Section 7. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code or Sections 3(a), (c) or (d) of the Plan, the Company may reduce a Participant’s rate of payroll deductions to zero at such time during any Offering Period. Payroll deductions shall recommence at the rate provided by the Participant in his or her Authorization to the extent such payroll deductions may be applied to purchase shares of Stock in accordance with Section 423(b)(8) of the Code and Sections 3(a), (c) and (d) of the Plan, unless such Participant submits a new Authorization pursuant to this subsection (b), withdraws from the Plan pursuant to Section 6, or terminates employment as provided in Section 7 of the Plan.
          (c) $25,000 Limitation.
          (i) No Eligible Employee shall be granted an Option under the Plan which permits his or her rights to purchase shares of Stock under the Plan, together with other Options or options to purchase shares of Stock or other stock under all other employee stock purchase plans of the Company, any Parent Corporation or any Subsidiary Corporation subject to the Section 423 of the Code, to accrue at a rate which exceeds $25,000 of fair market value of such shares of Stock or other stock (determined at the time the Option or other option is granted) for each calendar year in which the Option or other option is outstanding. For purpose of the limitation imposed by this subsection (c), (A) the right to purchase shares of Stock or other stock under an Option or other option accrues when the Option or other option (or any portion thereof) first becomes exercisable during the calendar year, (B) the right to purchase shares of Stock or other stock under an Option or other option accrues at the rate provided in the Option or other option, but in no case may such rate exceed $25,000 of the fair market value of such Stock or other stock (determined at the time such Option or other option is granted) for any one calendar year, and (C) a right to purchase Stock or other stock which has accrued under an Option or other option may not be carried over to any other Option or other option. The limitation under this subsection (c) shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.
          (ii) For purposes of paragraph (i) (and subject to paragraph (iii)), for a Date of Exercise, (A) a Participant’s Option (if such Participant then holds only one Option), or, (B) if a Participant has been granted and then holds more than one Option, the Option designated by such Participant (or deemed to have been designated by such Participant) to be exercised on a Date of Exercise, shall become exercisable on such Date of Exercise only to the extent permitted by the limitation under paragraph (i).
          (iii) For purposes of paragraph (i), for a Date of Exercise, if a Participant has been granted and holds more than one Option, and has designated more than one Option to be exercised on a Date of Exercise in accordance with Section 5(b)(i), then with respect to such Date of Exercise, the Options designated by such Participant shall become exercisable only to the extent permitted under paragraph (i), determined as follows:
     (A) The limitation under paragraph (i) first shall be applied to the Option designated by such Participant that has the least Option Price. If more than one outstanding Option so designated by such Participant has the least Option Price, then the limitation under paragraph (i) first shall be applied to the Option designated by such Participant that had the least Fair Market Value of a share of Stock on its Date of Grant. If more than one such outstanding Option so designated by such Participant has the least Fair Market Value of a share of Stock on its Date of Grant, then the $25,000 limitation under paragraph (i) first shall be applied to the Option that has the earliest Date of Grant.
     (B) The limitation under paragraph (i) shall be applied to the other Options designated to be exercised by such Participant on such Date of Exercise in sequential order in accordance with subparagraph (A).
     (C) Each Option so designated by such Participant shall become exercisable in accordance with subparagraphs (A) and (B) on such Date of Exercise only to the extent of the least of the following: (1) the number of shares determined under limitation under paragraph (i) and taking into account other Options that have already become exercisable on such Date of Exercise, (2) the limits set forth in Section 3(a) and taking into account other Options that have already become exercisable on such Date of Exercise, and (3) the number of shares of Stock purchasable under such Option based on the percentage of the balance then credited to the Participant’s Account designated by the Participant with respect to such Option in accordance with Section 5(b)(ii).
     (D) For purposes of paragraph (i), the rights to purchase shares of Stock under the outstanding Options granted to and held by such Participant which are not designated to be exercised by such Participant on such Date of Exercise shall not become exercisable on such Date of Exercise.
          (d) Five Percent Holders. No Employee will be granted an Option under the Plan if immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares of Stock or other stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary Corporation or Parent Corporation.
4. Exercise of Options; Option Price.
          (a) Option Exercise. Subject to Sections 3 and 5, each Participant’s Option or Options shall become exercisable, on each Date of Exercise occurring during the Offering Period of such Option to the extent that the balance then in the Participant’s Account is sufficient to purchase, at the Option Price, shares of the Stock subject to the Option and, on such Date of Exercise, such Participant, automatically and without any act on such Participant’s part, shall be deemed to have exercised such Option on such Date of Exercise to the extent of the balance of the Account to be so applied, provided, however, that any balance that is insufficient to purchase a full share of Stock shall be carried over and remain credited to such Participant’s Account; and, provided, further, that any additional balance in such Participant’s Account shall not be carried over and shall be promptly refunded to such Participant without interest thereon.
          (b) Option Price Defined. The option price per share of Stock (the “Option Price”) to be paid by a Participant upon the exercise of the Participant’s Option on a Date of Exercise shall be equal to 85% of the lesser of: (i) the Fair Market Value of a share of Stock on such Date of Exercise, and (ii) the Fair Market Value of a share of Stock on the Date of Grant for such Option; provided, however, that in no event may the Option Price be less than par value of a share of Stock. The Fair Market Value of a share of Stock as of a given date shall be: (A) the closing price of a share of Stock on the principal exchange on which the Stock is then trading, if any, on such date (or, if shares of Stock were not traded on such date, then on the next preceding trading day during which a sale occurred); (B) if the Stock is not traded on an exchange, but is quoted on Nasdaq or a successor quotation system, (I) the last sales price (if the Stock is then listed as a National Market Issue under the NASD National Market System), or (II) the mean between the closing representative bid and asked prices (in all other cases) for a share of Stock on such date (or, if shares of Stock were not traded on such date, then on the next preceding trading day during which a sale occurred) as reported by Nasdaq or such successor quotation system; (III) if the Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the mean between the closing bid and asked prices for a share of Stock on such date (or, if shares of Stock were not traded on such date, then on the next preceding trading day during which a sale occurred), as determined in good faith by the Committee; or (IV) if the Stock is not publicly traded, the fair market value of a share of Stock established by the Committee acting in good faith.
          (c) Book Entry/Share Certificates. As soon as practicable after the purchase of shares of Stock upon the exercise of an Option by a Participant, the Company shall issue the shares of Stock to such Participant and such shares shall be held in the custody of the Company, or if applicable, the Agent, for the benefit of the Participant. The Company or the Agent shall make an entry on its books and records indicating that the shares of Stock purchased in connection with such exercise (including any partial share) have been duly issued as of that date to such Participant. A Participant shall have the right at any time to request in writing a certificate or certificates for all or a portion of the whole shares of Stock purchased hereunder. Upon receipt of a Participant’s written request for any such certificate, the Company shall (or shall cause the Agent to), within ten (10) days after the date of such receipt, deliver any such certificate to the Participant; provided, however, that Committee, in its sole discretion, may place restrictions on the issuance of certificates with respect to Stock purchased hereunder in accordance with applicable law. Nothing in this subsection (c) shall prohibit the sale or other disposition by a Participant of shares of Stock purchased hereunder. In the event the Company is required to obtain authority from any commission or agency to issue any certificate or certificates for all or a portion of the whole shares of Stock purchased hereunder, the Company shall seek to obtain such authority as soon as reasonably practicable.
          (d) Pro Rata Allocations. If the total number of shares of Stock for which Options are to be exercised on any date exceeds the number of shares of Stock remaining unsold under the Plan (after deduction for all shares of Stock for which Options have theretofore been exercised), the Committee shall make a pro rata allocation of the available remaining shares of Stock in as nearly a uniform manner as shall be practicable and the balance of the amount credited to the Account of each Participant which has not been applied to the purchase of shares of Stock shall be paid to such Employee in one lump sum in cash within thirty (30) days after the Date of Exercise, without any interest thereon.
          (e) Information Statement. The Company shall provide each Participant whose Option is exercised with an information statement in accordance with Section 6039(a) of the Code and the Treasury Regulations thereunder. The Company shall maintain a procedure for identifying certificates of shares of Stock sold upon the exercise of Options in accordance with Section 6039(b) of the Code.
      5. Multiple Options.
          (a) An Eligible Employee shall be granted an Option for an Offering Period in accordance with Section 3(a), irrespective of whether such Eligible Employee was granted one or more Options for prior Offering Periods, and, accordingly, an Eligible Employee may hold Options with respect to more than one Offering Period.
          (b) Subject to Section 3, if a Participant has been granted and holds Options with respect to more than one Offering Period as of a Date of Exercise, such Option or Options shall be exercisable on such Date of Exercise as follows:
          (i) Such Participant may designate in writing one or more of the outstanding Options to be exercised on the Date of Exercise, on a form prepared by the Committee. Such written designation must be made and delivered to the Company not later than five (5) days prior to such Date of Exercise. The outstanding Options not designated by the Participant will not become exercisable and will not be exercised on such Date of Exercise. A separate written designation shall be required for each Date of Exercise on which a Participant has more than one outstanding Option.
          (ii) If such Participant designates more than one Option to be exercised in accordance with paragraph (i), the written designation also shall include the percentage of the balance then credited to such Participant’s Account to be applied to each Option to be so exercised on the Date of Exercise. The Participant may designate 10% increments (or any multiple thereof) of the balance in such Participant’s Account to be applied to each Option to be so exercised, and totaling 100% of the balance credited to the Participant’s Account for the Options to be exercised. On the Date of Exercise, to the extent each Option designated by the Participant becomes exercisable, the Participant shall automatically exercise each such Option, in accordance with percentage designated by the Participant of the balance then credited to the Participant’s Account in accordance with Section 4(a) and subject to the limitations of Section 3(c)(iii).
          (iii) If such Participant fails to make a timely written designation in accordance with paragraph (i) with respect to a Date of Exercise, such Participant shall be deemed to have designated the outstanding Option with the least Option Price (as determined under Section 4(b)) for such Date of Exercise to be exercised, and to have applied 100% of the balance then credited to the Participant’s Account in accordance with Section 4(a) of such Option and subject to the limitations of Section 3(c)(ii). For purposes of the foregoing sentence, if more than one outstanding Option held by such Participant has the least Option Price, then the Participant shall be deemed to have designated the outstanding Option with the earliest Date of Grant to be exercised.
      6. Withdrawal from the Plan.
          (a) Withdrawal Election. A Participant may withdraw from participation under the Plan at any time, except that a Participant may not withdraw from an Offering Period on or after the Trading Day next preceding the last Date of Exercise of such Offering Period. Subject to the foregoing, a Participant electing to withdraw from the Plan must deliver to the Company a notice of withdrawal in a form prepared by the Committee (the “Withdrawal Election”), not later than the last Trading Day preceding a Date of Exercise for such Offering Period. Upon receipt of a Participant’s Withdrawal Election, the Company or Subsidiary Corporation employing the Participant shall pay to the Participant the amount credited to the Participant’s Account in one lump sum payment in cash, without any interest thereon, and subject to Section 4(c), the Company shall (or shall cause the Agent to) deliver to the Participant certificates for any whole shares of Stock previously purchased by the Participant, in either case within thirty (30) days of receipt of the Participant’s Withdrawal Election. Upon receipt of a Participant’s Withdrawal Election by the Company, the Participant shall cease to participate in the Plan and the Participant’s Option for such Offering Period shall terminate.
          (b) Eligibility following Withdrawal. A Participant who withdraws from the Plan preceding a Date of Exercise with respect to an Offering Period and who is still an Eligible Employee may elect to participate in any subsequent Offering Period by delivering to the Company an Authorization pursuant to Section 3(b).
     7. Termination of Employment. If the employment of a Participant with the Company or a Designated Subsidiary Corporation terminates for any reason, the Participant’s participation in the Plan automatically and without any act on the Participant’s part shall terminate as of the date of the termination of the Participant’s employment. As soon as practicable after such a termination of employment, the Company or Designated Subsidiary Corporation employing the Participant shall pay to the Participant (or, in the event of the Participant’s death, the legal representative of the Participant’s estate) the amount credited to the Participant’s Account in one lump sum payment in cash, without any interest thereon, and subject to Section 4(c), the Company shall (or shall cause the Agent to) deliver to the Participant (or, in the event of the Participant’s death, the legal representative of the Participant’s estate) certificates for any whole shares of Stock previously purchased by the Participant. Upon a Participant’s termination of employment covered by this Section, the Participant’s Authorization and Options under the Plan shall terminate.
     8. Restriction upon Assignment . An Option granted under the Plan shall not be transferable and is exercisable during the Participant’s lifetime only by the Participant. An Option granted under the Plan shall not be exercisable after the death of the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s Option or any rights under the Participant’s Option.
     9. No Rights of Stockholders until Shares Issued . With respect to shares of Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such shares have been issued to the Participant following exercise of the Participant’s Option. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein.

     10. Changes in the Stock and Corporate Events; Adjustment of Options.
          (a) Subject to Section 10(c), in the event that the Committee, in its sole discretion, determines that any dividend or other distribution (whether in the form of cash, Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, then the Committee shall, in such manner as it may deem equitable, proportionately adjust any or all of:
          (i) the number and kind of shares of Stock (or other securities or property) with respect to which Options may be granted (including, but not limited to, adjustments of the limitation in Section 3(a) on the maximum number of shares of Stock which may be purchased),
          (ii) the number and kind of shares of Stock (or other securities or property) subject to outstanding Options, and
          (iii) the exercise price with respect to any Option.
          (b) Subject to Section 10(c), in the event of any transaction or event described in Section 10(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Option or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
          (i) To provide that all Options outstanding shall terminate without being exercised on such date as the Committee determines in its sole discretion;
          (ii) To provide that all Options outstanding shall be exercised prior to the Date of Exercise of such Options on such date as the Committee determines in its sole discretion and such Options shall terminate immediately after such exercises.
          (iii) To provide for either the purchase of any Option outstanding for an amount of cash equal to the amount that could have been obtained upon the exercise of such Option had such Option been currently exercisable, or the replacement of such Option with other rights or property selected by the Committee in its sole discretion;

          (iv) To provide that such Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and
          (v) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Options, or in the terms and conditions of outstanding Options, or Options which may be granted in the future.
          (c) No adjustment or action described in this Section 10 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 of the Exchange Act, or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Option is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Option shall always be rounded to the next whole number.
          (d) The existence of the Plan and the Options granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof of which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
     11. Use of Funds; No Interest Paid. All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest will be paid to any Participant or credited to any Participant’s Account with respect to such funds.
     12. Amendment, Suspension or Termination of the Plan. The Board or the Committee may amend, suspend, or terminate the Plan at any time and from time to time, provided, however, that only the Board may amend the Plan: (a) to increase the number of shares of Stock that may be sold pursuant to Options under the Plan, as provided in Section 2, (b) to change the corporations or class of corporations whose employees will be offered Options under the Plan, or (c) in any manner that would cause the Plan to no longer be an “employee stock purchase plan,” within the meaning of Section 423(b) of the Code. No such amendment, suspension or termination shall adversely affect the rights of any Participant in any Option previously granted; provided, however, that the Board or the Committee may amend Section 2 at any time and from time to time to decrease the number of shares of Stock that may be sold pursuant to Options under the Plan; provided, further, that the Board or the Committee may at any time and from time to time terminate all outstanding Options, or the outstanding Options with respect to one or more Offering Period or amend all outstanding Options, or the outstanding Options with respect to one or more Offering Periods, to suspend payroll deductions otherwise to be applied to the exercise of such Options. In the event all of a Participant’s outstanding Options are terminated, the balance then in such Participant’s Account shall be refunded to such Participant without interest thereon. To the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company will obtain stockholder approval for any amendment in such a manner and to such a degree as so required.
13. Administration by Committee; Rules and Regulations.
          (a) Appointment of Committee. The Plan shall be administered by the Committee, which shall be composed of not less than two members of the Board, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 which has been adopted by the Securities and Exchange Commission under the Exchange Act. Each member of the Committee shall serve for a term commencing on a date specified by the Board and continuing until the member dies, resigns or is removed from office by the Board. The Committee at its option may utilize the services of an agent to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.
          (b) Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Committee shall have the power to interpret the Plan and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.
          (c) Majority Rule. The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.
          (d) Compensation; Professional Assistance; Good Faith Actions. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination, or interpretation.
          (e) Delegation of Authority. The Committee at its option may delegate its authority hereunder to a committee of one or more officers of the Company, except to the extent necessary to comply with the requirements of Rule 16b-3 of the Exchange Act. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 13(e) shall serve in such capacity at the pleasure of the Committee.

     14. Designation of Subsidiary Corporations. The Board shall designate from among the Subsidiary Corporations, as determined from time to time, the Subsidiary Corporation or Subsidiary Corporations whose Employees shall be eligible to be granted Options under the Plan. The Board may designate a Designated Subsidiary Corporation, or terminate the designation of a Subsidiary Corporation, without the approval of the stockholders of the Company.
     15. No Rights as an Employee. Nothing in the Plan shall be construed to give any person (including any Participant) the right to remain in the employ of the Company, a Parent Corporation or a Subsidiary Corporation or to affect the right of the Company, any Parent Corporation or any Subsidiary Corporation to terminate the employment of any person (including any Participant) at any time, with or without cause.
     16. Plan Term; Approval by Stockholders. Subject to approval by the stockholders of the Company in accordance with this Section, the Plan shall be in effect from the Effective Date until June 30, 2013 (the “Plan Term”), unless sooner terminated in accordance with Section 12. No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the adoption of the Plan by the Board. Options may be granted prior to such stockholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the Company’s stockholders; and, provided, further, that if such approval has not been obtained by the end of said 12-month period, all Options previously granted under the Plan shall thereupon terminate without being exercised.
     17. Effect upon Other Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary Corporation. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary Corporation to: (a) establish any other forms of incentives or compensation for employees of the Company, any Parent Corporation or any Subsidiary Corporation or (b) grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.
     18. Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of Stock purchased upon the exercise of Options prior to fulfillment of all the following conditions:
          (a) The admission of such shares to listing on all stock exchanges, if any, on which is then listed; and
          (b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

          (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and
          (d) The payment to the Company of all amounts which it is required to withhold under federal, state or local law upon exercise of the Option; and
          (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.
     19. Notification of Disposition. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Stock purchased upon exercise of an Option if such disposition or transfer is made: (a) within two (2) years from the Date of Grant of the Option, or (b) within one (1) year after the transfer of such shares of Stock to such Participant upon exercise of such Option. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.
     20. Notices. Any notice to be given under the terms of the Plan to the Company shall be addressed to the Company in care of its Secretary and any notice to be given to any Participant shall be addressed to such Participant at such Participant’s last address as reflected in the Company’s records. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to it, him or her. Any notice which is required to be given to a Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section. Any notice shall have been deemed duly given if enclosed in a properly sealed envelope or wrapper addressed as aforesaid at the time it is deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
     21. Additional Restrictions. The terms and conditions of Options granted under the Plan to, and the purchase of shares of Stock by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3 of the Exchange Act. This Plan shall be deemed to contain, and such Options shall contain, and the shares of Stock issued upon exercise thereof will be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 of the Exchange Act to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.
     22. Equal Rights and Privileges. All Eligible Employees of the Company (or of any Designated Subsidiary Corporation) will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or applicable Treasury regulations thereunder. Any provision of this Plan that is inconsistent with Section 423 or applicable Treasury regulations will, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 or applicable Treasury regulations.
     23. Information to Participants. To the extent required by Section 260.140.46 of

Title 10 of the California Code of Regulations, the Company shall provide to each Participant, not less frequently than annually during the period such Participant has one or more Options outstanding, and, in the case of an individual who acquires Stock pursuant to the Plan, during the period such individual owns such Stock, copies of annual financial statements. Notwithstanding the preceding sentence, the Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.
     24. Compliance with Laws. The Plan, the granting and vesting of Options under the Plan and the issuance and delivery of shares of Stock and the payment of money under the Plan or under Options granted or awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Options granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
     25. Electronic Forms.
          (a) To the extent permitted by applicable state law, in the discretion of the Committee, an Eligible Employee may submit (i) an Authorization in accordance with Section 3(b) or Section 6(b), (ii) an election to increase, decrease or suspend payroll deductions in accordance with Section 3(b), (iii) a Withdrawal Election in accordance with Section 6(a), or (iv) a designation as to which Options shall be exercised in accordance with Section 5(b), by means of an electronic form prepared by the Committee (“Electronic Form”). Prior to the commencement of an Offering Period, the Committee shall prescribe the time limits within which any Electronic Form shall be submitted to the Committee with respect to such Offering Period in order to be a valid election.
          (b) With respect to an Authorization by means of Electronic Form in accordance with Section 3(b) or Section 6(b), the Committee shall provide an Eligible Employee who transmits an Electronic Form with written notice of such Electronic Form and shall request that such Eligible Employee provide written confirmation of such Electronic Form. If such Eligible Employee fails to provide written confirmation of such Electronic Form as required by the Committee, the Electronic Form shall terminate and shall be null and void and such Eligible Employee’s cumulative payroll deductions shall be refunded to such Eligible Employee without any interest thereon.
     26. Headings. Headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.
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